UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) - December 19, 2016 (December 15, 2016)

ALLETE, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	1-3548	41-0418150
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

30 West Superior Street
Duluth, Minnesota 55802-2093
(Address of principal executive offices, including zip code)

(218) 279-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 7 – REGULATION FD

Item 7.01	Regulation FD Disclosure

ALLETE, Inc. (NYSE:ALE) today initiated its 2017 earnings guidance range of $3.10 to $3.50 per share on net income of $155 million to $175 million. This compares favorably with our current 2016 guidance which is at the low end of our guidance range of $3.10 to $3.40 per share. Key assumptions impacting 2017 guidance are summarized below.

Regulated Operations

•
On December 12, 2016, Minnesota Power filed a Request to Modify Interim Rate Proposal reducing its requested interim rate increase to $34.7 million from the original request of approximately $49 million filed on November 2, 2016. This lower request is attributable to improving economic conditions in Minnesota Power's service territory and is expected to both lower rate increases for customers and be earnings neutral to Minnesota Power. Our guidance reflects this updated interim rate request which was approved by the Minnesota Public Utilities Commission (MPUC) in a hearing on December 15, 2016, and is subject to refund.

•
As part of the recently filed rate review with the MPUC, we are seeking an extension of the recovery period for the Boswell Energy Center to better reflect recent environmental investments at the facility and mitigate rate increases for our customers. If approved, annual depreciation expense will be reduced by approximately $25 million. The high end of our guidance range includes the impact of this request. If the requested recovery period extension is not approved, we would expect final rates to be increased by a similar amount.

•	Final rate increase for Superior Water, Light and Power of approximately $2 million effective March 2017.

•	Additional cost recovery rider revenue from the Great Northern Transmission Line capital investments.

•
Annual Industrial sales of approximately 7.0 to 7.5 million megawatt-hours. Going forward, ALLETE will only be disclosing periodic large power customer nominations if the results materially impact the above estimate of annual industrial sales or have other material future implications.

•	Higher operating and maintenance expense due to increased salary and benefit expense and 2016 including a $3.9 million sales tax refund.

•	Higher depreciation, property tax and interest expense attributable to recent capital investments.

•	Our 2017 guidance includes the expectation of reasonable regulatory outcomes.

Energy Infrastructure and Related Services Businesses

•
Similar results at ALLETE Clean Energy and excludes the impact, if any, of possible development or acquisitions of renewable energy facilities. ALLETE Clean Energy is targeting acquisitions of existing facilities up to 200 megawatts each, and which have long-term power sales agreements in place for the facilities’ output. ALLETE Clean Energy is also targeting development of new facilities up to 200 megawatts each which will have long-term power sales agreements in place for the output, or may be sold upon completion; federal production tax credit qualification is important to development project economics, and ALLETE Clean Energy intends to invest in equipment in 2016 to meet the production tax credit safe harbor provisions.

•
Increased earnings at U.S. Water Services due to continued sales growth. Guidance excludes the impact, if any, of possible acquisitions; U.S. Water Services expects to pursue periodic strategic tuck-in acquisitions with a purchase price in the $10 million to $50 million range. Priority will be given to acquisitions which expand its geographic reach, add new technology, or deepen its capabilities to serve its expanding customer base.

Corporate and Other

•	An effective tax rate of approximately 20 percent in 2017 due to federal production tax credits as a result of wind generation from our Bison wind projects.

•	Earnings per share dilution of approximately $0.05.

Readers are cautioned that forward-looking statements should be read in conjunction with the Company’s disclosures under the heading “Forward-Looking Statements” located on page 2 of this Form 8-K.

ALLETE, Inc. Form 8-K dated December 19, 2016

Forward-Looking Statements

Statements in this report that are not statements of historical facts are considered “forward-looking” and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such forward-looking statements have been made in good faith and are based on reasonable assumptions, there can be no assurance that the expected results will be achieved. Any statements that express, or involve discussions as to, future expectations, risks, beliefs, plans, objectives, assumptions, events, uncertainties, financial performance, or growth strategies (often, but not always, through the use of words or phrases such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “projects,” “likely,” “will continue,” “could,” “may,” “potential,” “target,” “outlook” or words of similar meaning) are not statements of historical facts and may be forward-looking.

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, we are providing this cautionary statement to identify important factors that could cause our actual results to differ materially from those indicated in forward-looking statements made by or on behalf of ALLETE in this Form 8-K, in presentations, on our website, in response to questions or otherwise. These statements are qualified in their entirety by reference to, and are accompanied by, the following important factors, in addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements that could cause our actual results to differ materially from those indicated in the forward-looking statements:

•	our ability to successfully implement our strategic objectives;

•	global and domestic economic conditions affecting us or our customers;

•	changes in and compliance with laws and regulations;

•	changes in tax rates or policies, or in rates of inflation;

•	the outcome of legal and administrative proceedings (whether civil or criminal) and settlements;

•	weather conditions, natural disasters and pandemic diseases;

•	our ability to access capital markets and bank financing;

•	changes in interest rates and the performance of the financial markets;

•	project delays or changes in project costs;

•
changes in operating expenses and capital expenditures, and our ability to raise revenues from our customers in regulated rates or sales price increases at our Energy Infrastructure and Related Services businesses;

•	the impacts of commodity prices on ALLETE and our customers;

•	our ability to attract and retain qualified, skilled and experienced personnel;

•	effects of emerging technology;

•	war, acts of terrorism and cyber attacks;

•	our ability to manage expansion and integrate acquisitions;

•	population growth rates and demographic patterns;

•	wholesale power market conditions;

•
federal and state regulatory and legislative actions that impact regulated utility economics, including our allowed rates of return, capital structure, ability to secure financing, industry and rate structure, acquisition and disposal of assets and facilities, operation and construction of plant facilities and utility infrastructure, recovery of purchased power, capital investments and other expenses, including present or prospective environmental matters;

•	effects of competition, including competition for retail and wholesale customers;

•	effects of restructuring initiatives in the electric industry;

•	the impacts on our Regulated Operations segment of climate change and future regulation to restrict the emissions of greenhouse gases;

•	effects of increased deployment of distributed low-carbon electricity generation resources;

•	the impacts of laws and regulations related to renewable and distributed generation;

•	pricing, availability and transportation of fuel and other commodities, and the ability to recover the costs of such commodities;

•	our current and potential industrial and municipal customers’ ability to execute announced expansion plans;

•	real estate market conditions where our legacy Florida real estate investment is located may not improve;

•	the success of efforts to realize value from, invest in, and develop new opportunities in, our Energy Infrastructure and Related Services businesses; and

•
factors affecting our Energy Infrastructure and Related Services businesses, including fluctuations in the volume of customer orders, unanticipated cost increases, changes in legislation and regulations impacting the industries in which the customers served operate, the effects of weather, creditworthiness of customers, ability to obtain materials required to perform services, and changing market conditions.

ALLETE, Inc. Form 8-K dated December 19, 2016

Forward-Looking Statements (Continued)

Additional disclosures regarding factors that could cause our results or performance to differ from those anticipated by this report are discussed in Part 1, Item 1A, under the heading “Risk Factors” beginning on page 25 of ALLETE’s Annual Report on Form 10‑K for the year ended December 31, 2015. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which that statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all of these factors, nor can it assess the impact of each of these factors on the businesses of ALLETE or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement. Readers are urged to carefully review and consider the various disclosures made by ALLETE in this Current Report on Form 8‑K and in other reports filed with the SEC that attempt to identify the risks and uncertainties that may affect ALLETE’s business.

ALLETE, Inc. Form 8-K dated December 19, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLETE, Inc.

December 19, 2016	/s/ Steven W. Morris
Steven W. Morris
Controller

ALLETE, Inc. Form 8-K dated December 19, 2016
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